Exhibit 99.1

NEWS RELEASE

Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

IMMEDIATE RELEASE

Transcat Reports Strong Third Quarter Results on Service Gross Margin Expansion and Adjusted EBITDA Growth

●	Service gross margin expanded 250 basis points driven by 9.1% Service organic growth

●	Distribution gross margin expands 530 basis points to 31.5% on strength of Rentals

●	Consolidated adjusted EBITDA grew 38.5% with margins expanding 250 basis points

●	Operating Cash Flow of $26.9M year-to-date

ROCHESTER, NY, January 29, 2024 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration, repair, inspection and laboratory instrument services and value-added distributor of professional grade handheld test, measurement, and control instrumentation, today reported financial results for its third quarter ended December 23, 2023 (the “third quarter”) of fiscal year 2024, which ends March 30, 2024 (“fiscal 2024”).  Results include the previously reported acquisitions of TIC-MS, Inc. ("TIC-MS") effective March 27, 2023, SteriQual, Inc. ("SteriQual"), effective July 12, 2023 and Axiom Test Equipment, Inc. (“Axiom”), effective August 8, 2023.

“We are extremely pleased with our third quarter results as Service gross margin expanded 250 basis points versus prior year driven by strong organic Service revenue growth and increased productivity throughout our network of labs. Adjusted EBITDA growth of 39% for the third quarter reflects our ability to leverage organic Service revenue growth and the successful integration of acquired companies. Consolidated revenue was up 14% with gross margin expansion of 350 basis points year over year driven by our differentiated value proposition, excellent performance in the high-margin rental business, and execution of our automation and process improvement initiatives. Service segment revenue grew 15% as demand in our highly regulated end markets, including life sciences, remained strong and our recent acquisitions continued to perform at a high level” commented Lee D. Rudow, President and CEO. “The Transcat Team continues to deliver strong revenue growth and sustainable gross margin expansion.”

Transcat Reports Strong Third Quarter Results on Service Gross Margin expansion and Adjusted EBITDA Growth

January 29, 2024

Mr. Rudow added, “The outstanding performance of recent acquisitions demonstrates we are excellent stewards of capital and can successfully identify, acquire, and integrate dynamic companies. The key differentiator of the Transcat acquisition strategy is the effectiveness of our integration processes that enables new acquisitions, such as the recent deal with Axiom, to very quickly be accretive to the overall company. In addition to strong returns, the acquisitions present compelling cross-sell synergies to drive organic calibration service growth and rental sales into these newly acquired customer bases. Acquisitions allow us to leverage our existing infrastructure, expand addressable markets, and widen the breadth of our service offerings.”

Third Quarter Fiscal 2024 Review
(Results are compared with the third quarter of the fiscal year ended March 25, 2023 (“fiscal 2023”))

($ in thousands)			Change
	FY24 Q3	FY23 Q3	$'s	%
Service Revenue	$41,509	$35,977	$5,532	15.4%
Distribution Sales	23,657	21,425	2,232	10.4%
Revenue	$65,166	$57,402	$7,764	13.5%

Gross Profit	$20,936	$16,400	$4,536	27.7%
Gross Margin	32.1%	28.6%

Operating Income	$4,294	$3,163	$1,131	35.8%
Operating Margin	6.6%	5.5%

Net Income	$3,348	$1,601	$1,747	109.1%
Net Margin	5.1%	2.8%

Adjusted EBITDA*	$9,120	$6,585	$2,535	38.5%
Adjusted EBITDA* Margin	14.0%	11.5%

Diluted EPS	$0.38	$0.21	$0.17	81.0%

Adjusted Diluted EPS*	$0.56	$0.35	$0.21	60.0%

*See Note 1 on page 5 for a description of these non-GAAP financial measures and pages 10, 11 and 12 for the reconciliation tables.

Consolidated revenue was $65.2 million, an increase of $7.8 million or 13.5%. Consolidated gross profit was $20.9 million, an increase of $4.5 million, or 27.7%, while gross margin expanded 350 basis points due to improvements in both operating segments. Operating expenses were $16.6 million, an increase of $3.4 million, or 25.7%, driven by incremental expenses from acquired businesses (including stock-based compensation expense) and higher incentive-based employee costs due to higher sales. Adjusted EBITDA was $9.1 million which represented an increase of $2.5 million or 38.5%. Net income per diluted share was $0.38 compared to $0.21 last year. Adjusted diluted earnings per share was $0.56 versus $0.35 last year.

Transcat Reports Strong Third Quarter Results on Service Gross Margin expansion and Adjusted EBITDA Growth
January 29, 2024

Service segment delivers strong third quarter results

Represents the accredited calibration, repair, inspection and laboratory instrument services business (63.7% of total revenue for the third quarter of fiscal 2024).

($ in thousand)			Change
	FY24 Q3	FY23 Q3	$'s	%
Service Segment Revenue	$41,509	$35,977	$5,532	15.4%
Gross Profit	$13,494	$10,793	$2,701	25.0%
Gross Margin	32.5%	30.0%

Operating Income	$2,966	$1,836	$1,130	61.5%
Operating Margin	7.1%	5.1%

Adjusted EBITDA*	$5,979	$4,562	$1,417	31.1%
Adjusted EBITDA* Margin	14.4%	12.7%

*See Note 1 on page 5 for a description of this non-GAAP financial measure and pages 10 and 11 for the Adjusted EBITDA Reconciliation tables.

Service segment revenue was $41.5 million, an increase of $5.5 million or 15.4%, and included $2.2 million of incremental revenue from acquisitions.  Organic revenue growth was 9.1% and was driven by strong end-market demand and continued market share gains. The segment gross margin increased 250 basis points from prior year primarily due to continued productivity improvements offset by increased start-up costs from new client-based lab implementations.

Distribution segment shows continued margin improvement

Represents the sale and rental of new and used professional grade handheld test, measurement and control instrumentation (36.3% of total revenue for the third quarter of fiscal 2024).

($ in thousands)			Change
	FY24 Q3	FY23 Q3	$'s	%
Distribution Segment Sales	$23,657	$21,425	$2,232	10.4%
Gross Profit	$7,442	$5,607	$1,835	32.7%
Gross Margin	31.5%	26.2%

Operating Income	$1,328	$1,327	$1	0.1%
Operating Margin	5.6%	6.2%

Adjusted EBITDA*	$3,141	$2,023	$1,118	55.3%
Adjusted EBITDA* Margin	13.3%	9.4%

*See Note 1 on page 5 for a description of this non-GAAP financial measure and pages 10 and 11 for the Adjusted EBITDA Reconciliation tables.

Distribution sales were $23.7 million, which represented an increase of $2.2 million or 10.4%.  These sales included $2.9 million from an acquisition offset by decreases in other channels.  Distribution segment gross margin was 31.5%, an increase of 530 basis points due to a favorable sales mix driven by strength in the Rentals business.

Transcat Reports Strong Third Quarter Results on Service Gross Margin expansion and Adjusted EBITDA Growth
January 29, 2024

Nine Month Review (Results are compared with the first nine months of fiscal 2023)

Total revenue was $188.6 million, an increase of $20.1 million or 11.9%.  Consolidated gross profit was up $10.6 million, or 21.5%, and gross margin expanded to 31.7% or 250 basis points.  Consolidated operating expenses increased $10.4 million, or 26.7%, driven by incremental expenses from acquired businesses, (including stock-based compensation expense), increased intangibles amortization expense, investments in technology and our employee base to support future growth, and a non-cash charge related to the amended NEXA Earn-Out agreement. As a result, consolidated operating income was $10.6 million compared with $10.4 million in last fiscal year’s period.

Adjusted EBITDA was $26.9 million which represented an increase of $5.5 million or 25.7%. Net income per diluted share decreased to $0.83 from $0.92 and adjusted diluted earnings per share was $1.68 versus $1.33 last year. The effective tax rate was 23.5% compared to 18.8% in the prior year, due to the discrete tax treatment of the non-cash charge related to the amended NEXA Earn-Out agreement.

Balance Sheet and Cash Flow Overview

On December 23, 2023, the Company had $80.0 million available for borrowing under its secured revolving credit facility.  Total debt of $4.7 million was down $44.4 million from fiscal 2023 year-end due to cash proceeds from our secondary stock offering.  The Company’s leverage ratio, as defined in the credit agreement, was 0.12 on December 23, 2023, compared with 1.60 on March 25, 2023.

Outlook

Mr. Rudow added concluded, “We are proud of our dedicated team, which has consistently delivered exceptional results through various economic cycles as can be seen over the past decade and a half of profitable growth. For the fiscal year, we expect organic Service revenue growth in the high-single digit to low double-digit range and gross margin expansion. Automation of our calibration processes and overall process improvement will be key enablers to future margin expansion. We believe the Service segment has substantial runway ahead for growth, both organically and through acquisition. Our robust and diverse acquisition pipeline enables strategic, accretive acquisitions that drive synergistic growth opportunities and will be a key component of our go-forward strategy. We believe our unique value proposition fostered by Nexa's Cost, Control and Optimization Services drives a sustainable competitive advantage in the highly regulated markets that we serve, particularly the Life Science, Aerospace, and Defense markets, along with a growing Rentals business. We have a long history of generating sustainable value for our shareholders and providing a dynamic, rewarding workplace for our team.”

Transcat expects its income tax rate to range between 24% and 26% in fiscal 2024. This estimate includes Federal, various state, Canadian and Irish income taxes and reflects the discrete tax accounting associated with share-based payment awards.

Webcast and Conference Call

Transcat will host a conference call and webcast on Tuesday, January 30, 2024 at 11:00 a.m. ET.  Management will review the financial and operating results for the third quarter, as well as the Company’s strategy and outlook.  A question and answer session will follow the formal discussion.  The review will be accompanied by a slide presentation, which will be available at www.transcat.com/investor-relations.  The conference call can be accessed by calling (201) 689-8471.  Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.

A telephonic replay will be available from 2:00 p.m. ET on the day of the call through Tuesday, February 6, 2024. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13742041, access the webcast replay at www.transcat.com/investor-relations, where a transcript will be posted once available.

Transcat Reports Strong Third Quarter Results on Service Gross Margin expansion and Adjusted EBITDA Growth
January 29, 2024

NOTE 1 – Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, acquisition related transaction expenses, non-cash loss on sale of building and restructuring expense), which is a non-GAAP measure.  The Company’s management believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included.  As such, the Company uses Adjusted EBITDA as a measure of performance when evaluating its business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.  See pages 10 and 11 for the Adjusted EBITDA Reconciliation tables.

In addition to reporting Diluted Earnings Per Share, a GAAP measure, we present Adjusted Diluted Earnings Per Share (net income plus acquisition related amortization expense, acquisition related transaction expenses, acquisition related stock-based compensation, acquisition amortization of backlog and restructuring expense), which is a non-GAAP measure.  Our management believes Adjusted Diluted Earnings Per Share is an important measure of our operating performance because it provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. Adjusted Diluted Earnings Per Share is not a measure of financial performance under GAAP and is not calculated through the application of GAAP.  As such, it should not be considered as a substitute or alternative for the GAAP measure of Diluted Earnings Per Share and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  Adjusted Diluted Earnings Per Share, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.  See page 12 for the Adjusted Diluted EPS Reconciliation table.

ABOUT TRANSCAT

Transcat, Inc. is a leading provider of accredited calibration, reliability, maintenance optimization, quality and compliance, validation, Computerized Maintenance Management System (CMMS), and pipette services. The Company is focused on providing best-in-class services and products to highly regulated industries, particularly the Life Science industry, which includes pharmaceutical, biotechnology, medical device, and other FDA-regulated businesses, as well as aerospace and defense, and energy and utilities. Transcat provides periodic on-site services, mobile calibration services, pickup and delivery, in-house services at its 27 Calibration Service Centers strategically located across the United States, Puerto Rico, Canada, and Ireland. In addition, Transcat operates calibration labs in 21 imbedded customer-site locations. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise, and integrity create a unique and compelling value proposition for its customers.

Transcat’s strategy is to leverage its strong brand and unique value proposition that includes its comprehensive instrument service capabilities, enterprise asset management, and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model. More information about Transcat can be found at: Transcat.com.

Transcat Reports Strong Third Quarter Results on Service Gross Margin expansion and Adjusted EBITDA Growth
January 29, 2024

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions.  Forward-looking statements are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” “plans,” “aims” and other similar words.  All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the commercialization of software projects, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements.  Forward-looking statements should be evaluated in light of important risk factors and uncertainties.  These risk factors and uncertainties include those more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.”  Should one or more of these risks or uncertainties materialize or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated.  In addition, undue reliance should not be placed on the Company’s forward-looking statements, which speak only as of the date they are made.  Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

For more information contact:

Tom Barbato
Phone: (585) 505-6530
Email: Thomas.Barbato@transcat.com

FINANCIAL TABLES FOLLOW.

Transcat Reports Strong Third Quarter Results on Service Gross Margin expansion and Adjusted EBITDA Growth
January 29, 2024

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	(Unaudited)		(Unaudited)
	Third Quarter Ended		Nine Months Ended
	December 23,	December 24,	December 23,	December 24,
	2023	2022	2023	2022

Service Revenue	$41,509	$35,977	$122,793	$105,120
Distribution Sales	23,657	21,425	65,775	63,382
Total Revenue	65,166	57,402	188,568	168,502

Cost of Service Revenue	28,015	25,184	82,244	72,005
Cost of Distribution Sales	16,215	15,818	46,553	47,292
Total Cost of Revenue	44,230	41,002	128,797	119,297

Gross Profit	20,936	16,400	59,771	49,205

Selling, Marketing and Warehouse Expenses	7,519	6,595	20,844	18,315
General and Administrative Expenses	9,123	6,642	28,350	20,497
Total Operating Expenses	16,642	13,237	49,194	38,812

Operating Income	4,294	3,163	10,577	10,393

Interest Expense	81	731	1,785	1,651
Interest Income	(347)	(5)	(347)	(15)
Other Income/Expense	289	313	304	96
Total Interest and Other	23	1,039	1,742	1,732

Income Before Income Taxes	4,271	2,124	8,835	8,661
Provision for Income Taxes	923	523	2,078	1,631

Net Income	$3,348	$1,601	$6,757	$7,030

Basic Earnings Per Share	$0.39	$0.21	$0.84	$0.93
Average Shares Outstanding	8,615	7,559	8,060	7,547

Diluted Earnings Per Share	$0.38	$0.21	$0.83	$0.92
Average Shares Outstanding	8,752	7,666	8,187	7,644

Transcat Reports Strong Third Quarter Results on Service Gross Margin expansion and Adjusted EBITDA Growth
January 29, 2024

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)	(Audited)
	December 23,	March 25,
	2023	2023
ASSETS
Current Assets:
Cash and cash equivalents	$35,205	$1,531
Accounts Receivable, less allowance for credit losses of $579 and $457 as of December 23, 2023 and March 25, 2023, respectively	43,307	44,698
Other Receivables	819	506
Inventory, net	16,178	16,929
Prepaid Expenses and Other Current Assets	3,295	3,935
Total Current Assets	98,804	67,599
Property and Equipment, net	37,222	29,064
Goodwill	105,700	69,360
Intangible Assets, net	21,459	13,799
Right To Use Assets, net	16,834	14,876
Other Assets	1,055	1,051
Total Assets	$281,074	$195,749

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$11,355	$15,869
Accrued Compensation and Other Current Liabilities	15,683	10,201
Current Portion of Long-Term Debt	2,316	2,248
Total Current Liabilities	29,354	28,318
Long-Term Debt	2,411	46,869
Deferred Tax Liabilities, net	10,855	6,538
Lease Liabilities	14,457	12,960
Other Liabilities	5,527	1,434
Total Liabilities	62,604	96,119

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized; 8,828,515 and 7,562,604 shares issued and outstanding as of December 23, 2023 and March 25, 2023, respectively	4,414	3,781
Capital in Excess of Par Value	140,382	27,886
Accumulated Other Comprehensive Loss	(691)	(1,200)
Retained Earnings	74,365	69,163
Total Shareholders' Equity	218,470	99,630
Total Liabilities and Shareholders' Equity	$281,074	$195,749

Transcat Reports Strong Third Quarter Results on Service Gross Margin expansion and Adjusted EBITDA Growth
January 29, 2024

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(Unaudited)
	Nine Months Ended
	December 23,	December 24,
	2023	2022
Cash Flows from Operating Activities:
Net Income	$6,757	$7,030
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Net Loss on Disposal of Property and Equipment	24	62
Deferred Income Taxes	42	(52)
Depreciation and Amortization	9,841	8,243
Provision for Accounts Receivable and Inventory Reserves	379	174
Stock-Based Compensation Expense	3,338	2,757
Changes in Assets and Liabilities, net of acquisitions:
Accounts Receivable and Other Receivables	3,819	1,850
Inventory	3,208	(3,589)
Prepaid Expenses and Other Current Assets	728	1,074
Accounts Payable	(5,194)	(424)
Accrued Compensation and Other Current Liabilities	3,947	(3,150)
Net Cash Provided by Operating Activities	26,889	13,975

Cash Flows from Investing Activities:
Purchases of Property and Equipment	(9,099)	(7,149)
Proceeds from Sale of Property and Equipment	-	10
Business Acquisitions, net of cash acquired	(12,932)	(8,306)
Net Cash Used in Investing Activities	(22,031)	(15,445)

Cash Flows from Financing Activities:
(Repayment of) Proceeds from Revolving Credit Facility, net	(42,713)	2,286
Repayments of Term Loan	(1,678)	(1,570)
Issuance of Common Stock, net of direct costs	75,714	503
Repurchase of Common Stock	(2,247)	(437)
Net Cash Provided by Financing Activities	29,076	782

Effect of Exchange Rate Changes on Cash and cash equivalents	(260)	885

Net Increase in Cash and cash equivalents	33,674	197
Cash and cash equivalents at Beginning of Period	1,531	1,396
Cash and cash equivalents at End of Period	$35,205	$1,593

Transcat Reports Strong Third Quarter Results on Service Gross Margin expansion and Adjusted EBITDA Growth
January 29, 2024

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(In thousands)
(Unaudited)

	Fiscal 2024
	Q1	Q2	Q3	Q4	YTD
Net Income	$2,949	$460	$3,348		$6,757
+ Interest Expense	814	890	(266)		1,438
+ Other Expense / (Income)	64	(49)	289		304
+ Tax Provision	813	342	923		2,078
Operating Income	$4,640	$1,643	$4,294	$-	$10,577
+ Depreciation & Amortization	2,790	3,269	3,783		9,842
+ Transaction Expense	185	328	78		591
+ Acquisition Earn-Out Adjustment	-	2,800	87		2,887
+ Other (Expense) / Income	(64)	49	(289)		(304)
+ Noncash Stock Compensation	930	1,241	1,167		3,338
Adjusted EBITDA	$8,481	$9,330	$9,120	$-	$26,931

Segment Breakdown

Service Operating Income	$3,192	$742	$2,966		$6,900
+ Depreciation & Amortization	2,226	2,325	2,362		6,913
+ Transaction Expense	185	76	30		291
+ Acquisition Earn-Out Adjustment	-	2,800	87		2,887
+ Other (Expense) / Income	(47)	29	(203)		(221)
+ Noncash Stock Compensation	676	826	737		2,239
Service Adjusted EBITDA	$6,232	$6,798	$5,979	$-	$19,009

Distribution Operating Income	$1,448	$901	$1,328		$3,677
+ Depreciation & Amortization	564	944	1,421		2,929
+ Transaction Expense	-	252	48		300
+ Other (Expense) / Income	(17)	20	(86)		(83)
+ Noncash Stock Compensation	254	415	430		1,099
Distribution Adjusted EBITDA	$2,249	$2,532	$3,141	$-	$7,922

Transcat Reports Strong Third Quarter Results on Service Gross Margin expansion and Adjusted EBITDA Growth
January 29, 2024

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(In thousands)
(Unaudited)

	Fiscal 2023
	Q1	Q2	Q3	Q4	YTD
Net Income	$3,072	$2,357	$1,601	$3,658	$10,688
+ Interest Expense	360	550	726	781	2,417
+ Other Expense / (Income)	(204)	(13)	313	248	344
+ Tax Provision	376	732	523	1,168	2,799
Operating Income	$3,604	$3,626	$3,163	$5,855	$16,248
+ Depreciation & Amortization	2,641	2,778	2,824	2,712	10,955
+ Transaction Expense	30	-	96	59	185
+ Other (Expense) / Income	204	13	(313)	(248)	(344)
+ Noncash Stock Compensation	828	1,114	815	620	3,377
Adjusted EBITDA	$7,307	$7,531	$6,585	$8,998	$30,421

Segment Breakdown

Service Operating Income	$2,532	$2,507	$1,836	$4,547	$11,422
+ Depreciation & Amortization	2,139	2,246	2,268	2,147	8,800
+ Transaction Expense	30	-	96	59	185
+ Other (Expense) / Income	134	3	(214)	(170)	(247)
+ Noncash Stock Compensation	638	793	576	456	2,463
Service Adjusted EBITDA	$5,473	$5,549	$4,562	$7,039	$22,623

Distribution Operating Income	$1,072	$1,119	$1,327	$1,308	$4,826
+ Depreciation & Amortization	502	532	556	565	2,155
+ Other (Expense) / Income	70	10	(99)	(78)	(97)
+ Noncash Stock Compensation	190	321	239	164	914
Distribution Adjusted EBITDA	$1,834	$1,982	$2,023	$1,959	$7,798

Transcat Reports Strong Third Quarter Results on Service Gross Margin expansion and Adjusted EBITDA Growth
January 29, 2024

TRANSCAT, INC.
Adjusted Diluted EPS Reconciliation Table
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Fiscal 2024
	Q1	Q2	Q3	Q4	YTD
Net Income	$2,949	$460	$3,348		$6,757
+ Amortization of Intangible Assets	1,093	1,416	1,674		4,183
+ Acquisition Amortization of Backlog	-	19	24		43
+ Acquisition Deal Costs	367	602	343		1,312
+ Income Tax Effect at 25%	(365)	(509)	(532)		(1,406)
+ Acquisition Earn-Out Adjustment	-	2,800	87		2,887
Adjusted Net Income	$4,044	$4,788	$4,944	$-	$13,776

Average Diluted Shares Outstanding	7,762	7,948	8,752		8,187

Diluted Earnings Per Share	$0.38	$0.06	$0.38	$-	$0.83

Adjusted Diluted Earnings Per Share	$0.52	$0.60	$0.56	$-	$1.68

	Fiscal 2023
	Q1	Q2	Q3	Q4	YTD
Net Income	$3,072	$2,357	$1,601	$3,658	$10,688
+ Amortization of Intangible Assets	1,084	1,147	1,180	1,043	4,454
+ Acquisition Deal Costs	299	239	254	226	1,018
+ Income Tax Effect at 25%	(346)	(346)	(359)	(317)	(1,368)
Adjusted Net Income	$4,109	$3,397	$2,676	$4,610	$14,792

Average Diluted Shares Outstanding	7,629	7,646	7,666	7,688	7,645

Diluted Earnings Per Share	$0.40	$0.31	$0.21	$0.48	$1.40

Adjusted Diluted Earnings Per Share	$0.54	$0.44	$0.35	$0.60	$1.93

Transcat Reports Strong Third Quarter Results on Service Gross Margin expansion and Adjusted EBITDA Growth
January 29, 2024

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2024 Q3	FY 2023 Q3	$'s	%
Service Revenue	$41,509	$35,977	$5,532	15.4%
Cost of Revenue	28,015	25,184	2,831	11.2%
Gross Profit	$13,494	$10,793	$2,701	25.0%
Gross Margin	32.5%	30.0%

Selling, Marketing & Warehouse Expenses	$4,202	$4,230	$(28)	(0.7)%
General and Administrative Expenses	6,326	4,727	1,599	33.8%
Operating Income	$2,966	$1,836	$1,130	61.5%
% of Revenue	7.1%	5.1%

			Change
DISTRIBUTION	FY 2024 Q3	FY 2023 Q3	$'s	%
Distribution Sales	$23,657	$21,425	$2,232	10.4%
Cost of Sales	16,215	15,818	397	2.5%
Gross Profit	$7,442	$5,607	$1,835	32.7%
Gross Margin	31.5%	26.2%

Selling, Marketing & Warehouse Expenses	$3,317	$2,365	$952	40.3%
General and Administrative Expenses	2,797	1,915	882	46.1%
Operating Income	$1,328	$1,327	$1	0.1%
% of Sales	5.6%	6.2%

			Change
TOTAL	FY 2024 Q3	FY 2023 Q3	$'s	%
Total Revenue	$65,166	$57,402	$7,764	13.5%
Total Cost of Revenue	44,230	41,002	3,228	7.9%
Gross Profit	$20,936	$16,400	$4,536	27.7%
Gross Margin	32.1%	28.6%

Selling, Marketing & Warehouse Expenses	$7,519	$6,595	$924	14.0%
General and Administrative Expenses	9,123	6,642	2,481	37.4%
Operating Income	$4,294	$3,163	$1,131	35.8%
% of Revenue	6.6%	5.5%

Transcat Reports Strong Third Quarter Results on Service Gross Margin expansion and Adjusted EBITDA Growth
January 29, 2024

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
	FY 2024	FY 2023
SERVICE	YTD	YTD	$'s	%
Service Revenue	$122,793	$105,120	$17,673	16.8%
Cost of Revenue	82,244	72,005	10,239	14.2%
Gross Profit	$40,549	$33,115	$7,434	22.4%
Gross Margin	33.0%	31.5%

Selling, Marketing & Warehouse Expenses	$12,452	$11,604	$848	7.3%
General and Administrative Expenses	21,197	14,636	6,561	44.8%
Operating Income	$6,900	$6,875	$25	0.4%
% of Revenue	5.6%	6.5%

			Change
	FY 2024	FY 2023
DISTRIBUTION	YTD	YTD	$'s	%
Distribution Sales	$65,775	$63,382	$2,393	3.8%
Cost of Sales	46,553	47,292	(739)	(1.6)%
Gross Profit	$19,222	$16,090	$3,132	19.5%
Gross Margin	29.2%	25.4%

Selling, Marketing & Warehouse Expenses	$8,392	$6,711	$1,681	25.0%
General and Administrative Expenses	7,153	5,861	1,292	22.0%
Operating Income	$3,677	$3,518	$159	4.5%
% of Sales	5.6%	5.6%

			Change
	FY 2024	FY 2023
TOTAL	YTD	YTD	$'s	%
Total Revenue	$188,568	$168,502	$20,066	11.9%
Total Cost of Revenue	128,797	119,297	9,500	8.0%
Gross Profit	$59,771	$49,205	$10,566	21.5%
Gross Margin	31.7%	29.2%

Selling, Marketing & Warehouse Expenses	$20,844	$18,315	$2,529	13.8%
General and Administrative Expenses	28,350	20,497	7,853	38.3%
Operating Income	$10,577	$10,393	$184	1.8%
% of Revenue	5.6%	6.2%